CONSENT



We have issued our report dated January 21, 2000, except for Notes K and N for which the date is March 23, 2000, accompanying the consolidated financial statements of Sensar Corporation and Subsidiaries included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1999, which are incorporated by reference in this Form S-3 Registration Statement. We consent to the incorporation by reference of the aforementioned report in the Registration Statement and to the use of our name as it appears under the caption "Experts."

     /s/  Grant  Thornton  LLP

     GRANT  THORNTON  LLP

Salt  Lake  City,  Utah
September  12,  2000
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